Exhibit (a)(xxviii)

WILLIAM BLAIR FUNDS

WRITTEN INSTRUMENT AMENDING THE DECLARATION OF TRUST

June 15, 2017

The undersigned, being a majority of the Trustees of the William Blair Funds (the “Trust”), a Delaware statutory trust organized pursuant to a Declaration of Trust dated September 3, 1999, as amended (the “Declaration of Trust”) do hereby further amend the Declaration of Trust as follows:

WHEREAS, Sections 6.2(b) and 6.19 of Article VI of the Declaration of Trust provide that at any time there are no shares outstanding of any particular series previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that series and the establishment and designation thereof;

WHEREAS, the Board of Trustees approved the redemption of all the outstanding shares of the Mid Cap Value Fund (the “Fund”) at its April 24, 2017 meeting;

WHEREAS, as of the close of business on June 15, 2017, no shares of the Fund are outstanding;

WHEREAS, the Board of Trustees wishes to abolish the Fund and the establishment and designation thereof, as provided in the Declaration of Trust; and

WHEREAS, Section 6.2(c) of Article VI and Section 9.2(a)(iii) of Article IX of the Declaration of Trust provides that a series of the Trust may be terminated by the Trustees by written notice to shareholders, which notice was provided with respect to the Fund on or about May 1, 2017.

RESOLVED, that this instrument shall constitute an amendment to the Declaration of Trust, in accordance with Section 9.3 of Article IX thereof, to abolish the Fund and the establishment and designation thereof effective as of the date first written above.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have signed these presents, in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.

/s/ Vann A. Avedisian
Vann A. Avedisian	Donald L. Seeley

/s/ Kathleen T. Barr
Kathleen T. Barr	Michelle R. Seitz

/s/ Daniel N. Leib	/s/ Thomas J. Skelly
Daniel N. Leib	Thomas J. Skelly

Phillip O. Peterson	Richard W. Smirl

/s/ Donald J. Reaves
Donald J. Reaves